Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by

GMAC Inc.,

The Guarantors Party Hereto

and

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

as Representatives of the several Initial Purchasers

Dated as of February 12, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 12, 2010, by and among GMAC Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Guarantors”) and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (collectively, the “Representatives”) as representatives of the several Initial Purchasers listed on Schedule A to the Purchase Agreement (as defined below) , relating to the Company’s issuance and sale to the Initial Purchasers of $2,000,000,000 aggregate principal amount of 8.300% senior guaranteed notes due 2015 of the Company (the “Notes”), to be issued pursuant to the terms of the indenture, dated as of July 1, 1982 (the “Indenture”), between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York), as trustee (in such capacity, the “Trustee”). In connection with the offer and sale of the Notes, the Company and the Guarantors are executing this Agreement for the benefit of the holders from time to time of Transfer Restricted Securities (as defined below). The execution and delivery of this Agreement is a condition set forth in Section 5.8 of the Purchase Agreement, dated February 9, 2010 (the “Purchase Agreement”), among the Company and the Representatives.

The Notes will be fully and unconditionally guaranteed by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereto.

Additional Interest Payment Date: With respect to the Transfer Restricted Securities, each Interest Payment Date.

Advice: As defined in Section 6(c) hereto.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Company: As defined in the preamble hereto.

Commission: The United States Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of an Exchange Offer Registration Statement relating to the Exchange Securities to be issued in such Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of such Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were tendered by Holders thereof pursuant to such Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: As defined in Section 3(a) hereto.

Exchange Offer: The registration by the Company under the Securities Act of Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to an Exchange Offer, including the related Prospectus.

Exchange Securities: Debt securities of the Company and guarantees by the Guarantors, in each case, identical in all material respects to the Securities they are being exchanged for and issued under the Indenture (except that the transfer restrictions shall be modified or eliminated, as appropriate, and there shall be no accrual of Additional Interest), to be issued to Holders in exchange for their Transfer Restricted Securities.

FINRA: Financial Industry Regulatory Authority, Inc.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indenture: As defined in the preamble hereto.

Initial Purchasers: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture.

Majority Holders: On any date, Holders of a majority of the principal amount of the Securities registered under a Registration Statement.

Notes: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registrar: The registrar under the Indenture.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, that covers Securities or Exchange Securities, as applicable, and which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: The Securities; provided that Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement or (ii) the date on which such Securities cease to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: As defined in the preamble hereto.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are any Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person (including any successors or assigns) owns any Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless an Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) use its commercially reasonable efforts to cause to be filed with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the related Exchange Offer for the Transfer Restricted Securities and (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities registered pursuant to such Exchange Offer Registration Statement to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of such Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer with respect to the Securities registered pursuant to such Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to Consummate such Exchange Offer with respect to the Securities registered pursuant to such Exchange Offer Registration Statement not later than 270 days following the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”). Such Exchange Offer, if required pursuant to this Section 3(a), shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of such Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) If an Exchange Offer Registration Statement is required to be filed and declared effective pursuant to Section 3(a) above, the Company and the Guarantors shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to be effective continuously and shall keep such Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate such Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of such Exchange Offer is mailed to the Holders of Securities registered pursuant to such Exchange Offer Registration Statement. The Company shall cause such Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in such Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to cause such Exchange Offer to be Consummated by the Exchange Date.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of any Exchange Offer Registration Statement that any Broker-Dealer who holds any Transfer Restricted Securities to be registered pursuant to such Exchange Offer Registration Statement and that were acquired for its own account as a result of market-making activities or other trading activities (other than any Transfer Restricted Securities acquired directly from the Company), may exchange such Transfer Restricted Securities pursuant to such Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Securities received by such Broker-Dealer in such Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in such Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep an Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities registered under such Exchange Offer Registration Statement and acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which such Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement with respect to the Transfer Restricted Securities or to consummate an Exchange Offer with respect to the Transfer Restricted Securities solely because such Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason an Exchange Offer with respect to the Securities is not Consummated by the Exchange Date, or (iii) prior to the Exchange Date, with respect to any Holder of Transfer Restricted Securities, such Holder notifies the Company that (1) such Holder is prohibited by applicable law or Commission policy from participating in such Exchange Offer, (2) such Holder may not resell such Exchange Securities acquired by it in such Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in such Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (3) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Company or one of its affiliates, the Company and the Guarantors shall:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement with respect to the Transfer Restricted Securities referenced above (in either event, a “Shelf Registration Statement”) on or prior to the 30th day after the Exchange Date (such date, the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities registered pursuant to such Shelf Registration Statement by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which such Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that the Company may for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year determine that such Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of such Shelf Registration Statement.

It is agreed that if a Shelf Registration Statement is required to be filed and effective pursuant to this Section 4 and is not so filed and effective after the Shelf Filing Deadline, the only remedy to the Holders of Securities to be registered under such Shelf Registration Statement after such Shelf Filing Deadline will be Additional Interest as set forth in Section 5 hereof.

(b) Provision by Holders of Certain Information in Connection with a Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of such Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) an Exchange Offer has not been Consummated on or prior to the Exchange Date; (ii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission on or before the date on which such Shelf Registration Statement is required to be declared effective by the Commission pursuant to Section

4(a)(y) or (iii) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum (the “Additional Interest”) from and including the date on which such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured. All accrued Additional Interest shall be paid in cash on each Additional Interest Payment Date. Upon the cure of all Registration Defaults relating to the Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by such Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with an Exchange Offer, if required pursuant to Section 3(a) hereof, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether an Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in an Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by such Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in such Exchange Offer and (C) it is acquiring the Exchange Securities to be issued in such Exchange Offer in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. If required pursuant to Section 4, in connection with a Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of Transfer Restricted Securities sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act within the period specified in Section 4(a)(x) hereof, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i) use commercially reasonable efforts to keep such Registration Statement continuously effective and include or incorporate by reference therein all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable) upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant to such Registration Statement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders of securities covered by such Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to such Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to the Trustee, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of the Trustee, such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Trustee or the Majority Holders or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).

The objection of the Trustee or the Majority Holders or underwriter(s), if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Majority Holders, or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company or any of the Guarantors as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise, except as a result of a breach of this or any other obligation of confidentiality to the Company or any of the Guarantors), (B) such Person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company and the Guarantors prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or an amendment or supplement thereto in order that such Registration Statement, prospectus, amendment or supplement, as applicable, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) if requested by any Holders named in such Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and underwriter(s), if any, may reasonably request to have included therein if such information is required by the rules and regulations of the Commission, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities covered by the Registration Statement, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of Transfer Restricted Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated, if not then rated, with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter(s), if any;

(viii) furnish to the Trustee, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the applicable Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) unless such documents or exhibits are available on the Commission’s Electronic Data Gathering Analysis and Retrieval system or the Interactive Data Electronic Applications system;

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each such selling Holder and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) enter into such customary agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Trustee, any Holder of Transfer Restricted Securities covered by a Registration Statement or underwriter, if any, in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A) furnish to the Trustee, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the applicable Exchange Offer or, if applicable, the effectiveness of the applicable Shelf Registration Statement:

(1) an opinion, dated the date of Consummation of such Exchange Offer or the date of effectiveness of such Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering such matters as are customarily covered in opinions requested in an underwritten offering and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of an Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of such Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(2) a customary comfort letter, dated the date of effectiveness of any Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5.7 of the Purchase Agreement, without exception; and

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

If at any time prior to the Consummation of any offering, the representations and warranties of the Company and the Guarantors contemplated in 6(c)(x)(A)(1) hereof cease to be true and correct, the Company and the Guarantors shall so advise the underwriter(s), if any, and each Holder of Securities covered by such Registration Statement promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi) prior to any public offering of any Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that none of the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to such Registration Statement, in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Transfer Restricted Securities covered by a Shelf Registration Statement, Exchange Securities of having an aggregate principal amount equal to the aggregate principal amount of such Transfer Restricted Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities covered by such Shelf Registration Statement held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders of the Securities covered by a Registration Statement and the underwriter(s), if any, to facilitate the timely preparation and delivery of “global notes” representing the Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable the Transfer Restricted Securities to be in such denominations and registered in such names as the Holders of the Securities covered by a Registration Statement or the underwriter(s), if any, may request at least two Business Days prior to any sale of such Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities covered by such Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvi) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which any Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of any Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each applicable Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest with respect to the Securities covered by such Registration Statement, it being agreed that the Company’s option to suspend use of a

Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof in the case of an Exchange Offer Registration Statement required pursuant to Section 3 hereof, if such suspension exceeds an aggregate of 30 days in any three-month period or an aggregate of 60 days in any six-month period, and the case of a Shelf Registration Statement required pursuant to Section 4, if such suspension exceeds an aggregate of 60 days in any three month period or an aggregate of 90 days in any calendar year.

(d) Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to undertake an Underwritten Offering pursuant to a Shelf Registration Statement within six (6) months following any Underwritten Offering (whether or not pursuant to a Shelf Registration Statement).

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including any filings made by any Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA) and all rating agency fees); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors, the Trustee and any Holders; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with a Shelf Registration Statement, the Company and the Guarantors, jointly and severally, will reimburse the Holders of Transfer Restricted Securities being resold pursuant to the “Plan of Distribution” contained in such Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel as may be chosen by the vote of the Holders of the majority in aggregate principal amount of all Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder, its directors, officers, and each person, if any, who controls any Holder within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Holder, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; and to reimburse each Holder and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Holder or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Guarantors will not be liable in any case to the extent such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers who sign a Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Majority Holders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; and to reimburse the Company, any Guarantor and each such director and officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8 notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise other than under the indemnity agreement contained in this Section 8 or from any liability it may have under this Section 8 to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined in a manner as is appropriate to reflect the relative economic benefits of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in the matters contemplated by this Agreement. The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

(f) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under Section 8(e) above; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification. The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to Section 8(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(e).

(g) Notwithstanding the provisions of Section 8(e), no Holder shall be required to contribute any amount in excess of the dollar amount by which the total net profit received by such Holder from the sale of any Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to Section 8(e) above are several, and not joint, on a pro rata basis based on such Holder’s aggregate principal amount of Transfer Restricted Securities included in such Registration Statement or Prospectus. For purposes of Section 8(e) above, each director, officer and employee of a Holder and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such a Holder, and each director and officer of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 9. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 10. Selection of Underwriters. The Holders covered by a Shelf Registration Statement who desire to do so may sell Transfer Restricted Securities covered by such Shelf Registration Statement in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the vote of the Holders of the majority in aggregate principal amount of Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 11. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to the Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of the Holders of a majority of the aggregate principal amount of Transfer Restricted Securities outstanding (in either case, excluding any Transfer Restricted Securities held by the Company or its affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to an Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii) and if to the Company:

GMAC Inc.

200 Renaissance Center

P.O. Box 200 Detroit, Michigan 48625

Telecopier No.: (313) 656-6124

Attention: General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telecopier No.: (212) 403-2314

Attention: David E. Shapiro

                Benjamin M. Roth

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the applicable Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Third-Party Beneficiaries. Holders (including Broker-Dealers holding Transfer Restricted Securities) are express and intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GMAC INC.

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary

GMAC LATIN AMERICA HOLDINGS LLC

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary

GMAC INTERNATIONAL HOLDINGS B.V.

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Attorney

GMAC CONTINENTAL LLC

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary

Registration Rights Agreement

GMAC US LLC

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary

IB FINANCE HOLDING COMPANY, LLC

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary

Registration Rights Agreement

Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

BARCLAYS CAPITAL INC.

By:	/s/ Diane Rinnovatore
	Name:	Diane Rinnovatore
	Title:	Managing Director

Registration Rights Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru Harjani
	Name:	Chandru Harjani
	Title:	Director

Registration Rights Agreement

GOLDMAN, SACHS & CO.

By:	/s/ Goldman Sachs
(Goldman, Sachs & Co.)

Registration Rights Agreement

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

Registration Rights Agreement